Exhibit 99.1

Life Partners Holdings announces receipt of

Nasdaq notice of deficiency

WACO, TX – March 12, 2015 - Life Partners Holdings Inc. (NASDAQ GS: LPHI), or the “Company,” announced today that on March 11, 2015, the Company received a letter from the Nasdaq Listing Qualifications department notifying the Company that based upon its review of the Company’s market value of publicly held shares (“MVPHS”) for the last 30 consecutive business days, the Company no longer meets Nasdaq’s requirement of a minimum MVPHS of $5 million as required by Nasdaq Listing Rule 5450(b)(1)(C). The Company has a compliance period of 180 calendar days to regain compliance with Nasdaq’s MVPHS requirement.

If at any time during this 180-day compliance period, the Company’s MVPHS closes at $5 million or more for a minimum of ten consecutive business days, Nasdaq will provide the Company written confirmation of compliance and this matter will be closed. In the event the Company does not regain compliance with Rule 5450(b)(1)(C) prior to the expiration of the compliance period, the Company will receive written notification that its securities are subject to delisting. At that time, the Company may appeal the delisting determination. Alternatively, the Company may apply to transfer its securities to the Nasdaq Capital Market.

The Company intends to monitor its MVPHS and may, if appropriate, consider implementing available options to regain compliance with the MVPHS requirement under the Rules. The Company has submitted a hearing request relating to its previously disclosed delisting proceedings, which is scheduled for March 19, 2015. There can be no assurance that the Company will be successful in its appeal or will be able to regain compliance with applicable Nasdaq Listing Rules.

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995: This news release contains forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements that relate to the intent, beliefs, plans or expectations of the Company or its management, as well as any estimates or projections for the outcome of events that have not yet occurred at the time of this news release. All statements other than statements of historical fact are forward-looking statements. All forward-looking statements made by the Company are predictions and not guarantees of future performance, involve material risks and uncertainties and are subject to change based on factors that are difficult to predict and that may be beyond the Company’s control. Such factors include, but are not limited to: those described under the “Risk Factors” section and elsewhere in the Company’s Current Report on Form 8-K filed with the Securities Exchange Commission on February 23, 2015 and its most recent Quarterly Report on Form 10-Q filed with the Securities Exchange Commission on January 14, 2015, as well as in other past filings with the Securities and Exchange Commission; the risk that the Company may not be able to successfully comply with Nasdaq’s MVPHS and other requirements within the applicable compliance periods, including for reasons outside of the Company’s control; risks and uncertainties relating to the bankruptcy filing by the Company, including but not limited to, (i) the Company’s ability to obtain Bankruptcy Court approval with respect to motions in the Chapter 11 cases, (ii) the ability of the Company and its subsidiaries to prosecute, develop and consummate a plan of reorganization, (iii) the effects of the Company’s bankruptcy filing on the Company and on the interests of various constituents, (iv) Bankruptcy Court rulings in the Chapter 11 cases as well the outcome of all other pending litigation and the outcome of the Bankruptcy case in general, (v) the length of time the Company will operate under the Chapter 11 protection, (vi) risks associated with third party motions in the Chapter 11 cases, which may interfere with the Company’s ability to develop and consummate a plan of reorganization, (vii) the potential adverse effects of the Chapter 11 proceedings on the Company’s liquidity or results of operations, (viii) the potential adverse effects of the Chapter 11 proceedings on regulatory and licensing agencies of the Company’s primary operating subsidiary, Life Partners, Inc., and (ix) increased legal costs to execute the Company’s reorganization, and other risks and uncertainties. The Company cautions that the trading in the Company’s securities during the pendency of the Chapter 11 case is highly speculative and poses substantial risks. A plan of reorganization could result in the Company’s outstanding common stock to be diluted or extinguished and the holders of the Company’s common stock may not receive any consideration. Accordingly, the Company’s future performance and financial results may differ materially and/or adversely from those expressed or implied in any such forward-looking statements. You should not place undue reliance on forward-looking statements. The Company will not undertake to publicly update or revise its forward-looking statements even if experience or future changes make it clear that any projected results expressed or implied therein will not be realized.

Life Partners Holdings, Inc. is the parent company of the world’s oldest company engaged in the secondary market for life insurance, commonly called “life settlements.” Since its incorporation in 1991, Life Partners, Inc. has completed over 162,000 transactions for its worldwide client base of over 30,000 high net worth individuals and institutions in connection with the purchase of over 6,500 policies totaling over $3.2 billion in face value.

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LPHI-G

Contact:

Kristen Bickham

LPHI Shareholder Relations

254-751-7797

info@LPHI.com

www.lphi.com